                                                                   EXHIBIT 10(c)


                            SHORT TERM LOAN AGREEMENT

                             Dated as of May 3, 1996

                                      Among

                        CONSOLIDATED STORES CORPORATION,

                                  as Borrower,

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                                       and

                       MERRILL LYNCH CAPITAL CORPORATION,

                                    as Agent

                                                                   EXHIBIT 10(c)

                                TABLE OF CONTENTS

         Section                                                                Page

    PARTIES                                                                       1

    PRELIMINARY STATEMENT                                                         1

                                    ARTICLE I

                                   DEFINITIONS

           1.01.  Definitions                                                     1
           1.02.  Computation of Time Periods                                    16
           1.03.  Accounting Terms                                               16

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOAN

           2.01.  The Loan                                                       16
           2.02.  Making the Loan                                                16
           2.03.  Fees                                                           17
           2.04.  Repayment                                                      18
           2.05.  Interest                                                       19
           2.06.  Termination or Reduction of the Commitments                    19
           2.07.  Prepayments                                                    19
           2.08.  Payments and Computations                                      20
           2.09.  Use of Proceeds                                                21
           2.10.  Taxes                                                          21
           2.11.  Increased Costs                                                23
           2.12.  Sharing of Payments, Etc.                                      24

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

           3.01.  Conditions Precedent to Effectiveness of Section 2.01          25
           3.02.  Conditions Precedent to the Loan                               29

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                                                                   EXHIBIT 10(c)

    Section                                                                     Page
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

           4.01.  Representations and Warranties                                 30

                                    ARTICLE V

                                    COVENANTS

           5.01.  Affirmative Covenants                                          36
           5.02.  Negative Covenants                                             41
           5.03.  Financial Covenants                                            46

                                   ARTICLE VI

                                EVENTS OF DEFAULT

           6.01.  Events of Default                                              47

                                   ARTICLE VII

                                    THE AGENT

           7.01.  Authorization and Action                                       50
           7.02.  Agent's Reliance, Etc.                                         50
           7.03.  MLCC and Affiliates                                            51
           7.04.  Lender Credit Decision                                         51
           7.05.  Indemnification                                                51
           7.06.  Successor Agent                                                52

                                  ARTICLE VIII

                             TERMS OF SUBORDINATION

           8.01.  Subordinated Debt Subordinate to Senior Indebtedness           52
           8.02.  Events of Subordination                                        52
           8.03.  In Furtherance of Subordination                                53
           8.04.  Rights of Subrogation                                          54
           8.05.  Further Assurances                                             54
           8.06.  Agreements in Respect of Subordinated Debt                     54

                                                                   EXHIBIT 10(c)

    Section                                                                     Page
           8.07.  Agreement by the Borrower                                      55
           8.08.  Waiver                                                         55
           8.09.  No Waiver; Remedies                                            55

                                   ARTICLE IX

                                  MISCELLANEOUS

           9.01.  Amendments, Etc.                                               55
           9.02.  Notices, Etc.                                                  56
           9.03.  No Waiver; Remedies                                            56
           9.04.  Costs and Expenses                                             56
           9.05.  Binding Effect                                                 57
           9.06.  Indemnity                                                      57
           9.07.  Right of Set-off                                               59
           9.08.  Assignments and Participations                                 59
           9.09.  Governing Law                                                  62
           9.10.  Execution in Counterparts                                      62
           9.11.  Consent to Jurisdiction                                        62
           9.12.  WAIVER OF JURY TRIAL                                           62


TESTIMONIUM                                                                      63

SIGNATURES                                                                       63

         SCHEDULES AND EXHIBITS:

         Schedule 4.01(d)      -      Orders, Licenses, Consents, Authorizations
                                      and Approvals
         Schedule 4.01(j)      -      Subsidiaries
         Schedule 4.01(t)      -      Open Years
         Schedule 5.02(a)      -      Existing Debt
         Schedule 5.02(b)      -      Existing Liens
         Schedule 5.02(c)      -      Investments

         Exhibit A-1                  Short Term Subordinated Promissory Note
         Exhibit A-2                  Exchange Loan Promissory Note
         Exhibit B                    Notice of Loan
         Exhibit C                    Assignment and Acceptance

                                                                   EXHIBIT 10(c)

    Section                                                                     Page

         Exhibit D-1                  Parent Guaranty
         Exhibit D-2                  Subsidiary Guaranty
         Exhibit E                    Opinion of Counsel for the Loan Parties
         Exhibit F                    Compliance Certificate

                            SHORT TERM LOAN AGREEMENT

         SHORT TERM LOAN AGREEMENT, dated as of May 3, 1996 among CONSOLIDATED STORES CORPORATION, an Ohio corporation (the "Borrower"), and the banks, financial institutions and other institutional lenders listed on the signature pages hereof (collectively, the "Initial Lenders"), and MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation ("MLCC"), as agent (the "Agent") for the Lenders (as hereinafter defined).

                              PRELIMINARY STATEMENT

         The Borrower has requested the Lenders and the Agent to enter into this Agreement and to make the loan provided for herein, on the terms and conditions set forth in this Agreement, including, without limitation, the agreement of the Borrower to repay the Lenders with the proceeds of the Offering (as hereinafter defined) or otherwise. The Lenders have agreed to make a single loan to the Borrower on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" means the acquisition by the Borrower from Melville Corporation of 100% of the common stock of the Company pursuant to the terms of the Stock Purchase Agreement.

         "Affiliate" of any Person means any other Person (a) which directly or indirectly controls, is controlled by, or is under common control with such Person, (b) which beneficially owns or holds 15% or more of any class of the voting or other equity interests of such Person, or (c) 15% or more of any class of voting or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.


Exhibit 10(c)                                                            Page 1

         "Agent's Account" means the account of the Agent maintained by the Agent at Chemical Bank with its office at 4 New York Plaza, 2nd Floor, New York, New York 10004, Account No. 1400-21153, Attention: Neil Parachini.

         "Agreement" means this Short Term Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

         "Bank Agent" means PNC Bank, Ohio, National Association, as documentation agent and managing agent for the banks under the Bank Credit Agreement.

         "Bank Credit Agreement" means the Credit Agreement dated as of May 3, 1996 among the Borrower, the Bank Agent, The Bank of New York, as syndication agent and managing agent, National City Bank of Columbus, as administrative agent and managing agent, Bank One, Columbus, N.A., as managing agent, National City Bank, as managing agent, and the banks parties thereto, and each of the other Loan Documents referred to therein, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, and any replacements or refinancings thereof, in each case, to the extent permitted under the Loan Documents.

         "Bank Event of Default" means an "Event of Default" described in
Section 8.1 of the Bank Credit Agreement.

         "Bank Notes" means the promissory notes issued to the Banks pursuant to the Bank Credit Agreement, as such promissory notes may hereafter be amended, supplemented or otherwise modified from time to time in accordance with their respective terms, to the extent permitted under the Loan Documents.

         "Banks" means the banks and other financial institutions parties from time to time to the Bank Credit Agreement.

         "Base Tangible Net Worth" means the sum of (i) $325,000,000 plus 50% of Net Income of Parent and its Subsidiaries for each fiscal quarter in which net income was earned (as opposed to a net loss) from and after February 3, 1996, through the date of determination, as determined and consolidated in accordance with GAAP and (ii) the net cash proceeds from the sale of any capital stock or other equity interest of Parent less any sums paid or owing by the Parent since the date hereof with respect to the redemption, repurchase or other retirement or cancellation of any of its capital stock or other equity interests.

         "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in Cleveland, Ohio



Exhibit 10(c) Page 2 or New York City and, if the applicable Business Day relates to the Loan, on which dealings are carried on in the London interbank market and banks are open for business in London.

         "Capital Expenditure" means any expenditure that is considered to be a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease.

         "Capitalized Lease" of any Person means any lease of Property or personal property by such Person as lessee which is a capital lease in accordance with GAAP.

         "Change of Control" means any transaction if, after giving effect thereto, (a) Parent shall, directly or indirectly, own less than 100% of the Voting Stock of the Borrower, (b) any Person or group of Persons (within the meaning of Section 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under such Act), directly or indirectly, of 33.33% or more of the combined Voting Stock of Parent or (c) within a period of 12 consecutive calendar months, individuals who were directors on the board of directors of the Parent on the first day of such period together with any directors whose election by such board of directors or whose nomination for election by the shareholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of the Parent.

         "Closing Date" has the meaning specified in Section 3.01.

         "Commitment" has the meaning specified in Section 2.01.

         "Company" means Kay-Bee Center, Inc., a California corporation.

         "Compliance Certificate" means a compliance certificate in the form of Exhibit F signed by the chief executive officer or president and the chief financial officer of the Borrower.

         "Consolidated" means the consolidation of the accounts of Parent and its Subsidiaries in accordance with GAAP.

         "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including that portion of Capitalized Leases which is capitalized on a consolidated balance sheet of the Parent and its Subsidiaries) by the Parent and its Subsidiaries during that period that, in conformity with GAAP, are required to be included in or reflected in the property, plant or equipment or similar fixed asset accounts reflected on a consolidated basis of the Parent and its Subsidiaries.

Exhibit 10(c)                                                            Page 3

         "Consolidated EBIT" for any period of determination means an amount equal to (a) the sum of (i) the net income for such period plus (ii) interest expense in respect of Debt to the extent deducted in determining net income for such period ("Interest Expense"), plus (iii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing net income for such period, minus (b) all extraordinary income and gains to net income to the extent included in net income for such period, in each case of Parent and its Subsidiaries for such period determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" for any period of determination means an amount equal to the Interest Expense of Parent and its Subsidiaries as determined in clause (a)(ii) of the definition of the term "Consolidated EBIT" for such period on a Consolidated basis in accordance with GAAP.

         "Consolidated Maturing Rentals" means the aggregate rental amounts payable by the Parent and its Subsidiaries for the most recent four full consecutive fiscal quarters immediately preceding the date of determination under any lease of Property having a remaining term (including any required renewals or any renewals at the option of the lessor or lessee) of less than one year (but does not include any amounts payable under Capitalized Leases), determined in accordance with GAAP.

         "Consolidated Rentals" means, for any period of determination the aggregate rental amounts payable by Parent and its Subsidiaries for the most recent four consecutive fiscal quarters immediately preceding the date of determination under any lease of Property having a remaining term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under Capitalized Leases), determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means as of any date of determination total stockholders' equity less intangible assets of Parent and its Subsidiaries as of such date determined and Consolidated in accordance with GAAP.

         "Debt" means, as to any Person at any time, any and all debt, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management devise, (d) any other transaction (including forward sale or purchase agreements, Capitalized Leases (but not operating leases) and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables trade credits and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of debt and which are not more than 30 days past due) and (e) all Debt for borrowed



Exhibit 10(c) Page 4 money of others guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person, including through an agreement to indemnify or hold harmless such other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

         "Default" means any event or condition that, with notice or lapse of time or both, would become an Event of Default.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person approved by the Agent and, so long as no Default shall have occurred and be continuing, by the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including, without limitation, (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health and safety or the environment.

         "Environmental Law" means any applicable federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, written determination or award, or written judicial or agency interpretation, policy or guidance relating to the environment, human health and safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, in each case as amended from time to time.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

Exhibit 10(c)                                                            Page 5

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

         "Event of Default" has the meaning specified in Section 6.01.

         "Exchange" has the meaning specified in Section 2.04(b)(i).

         "Exchange Date" means May 3, 1997.

         "Exchange Documents" means the Exchange Indenture, the Exchange Securities and the Registration Rights Agreement, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Exchange Indenture" means the indenture, in form and substance reasonably satisfactory to the Required Lenders and the Borrower, pursuant to which the Exchange Securities are to be issued.

         "Exchange Loan Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from such Lender's Pro Rata Share of the Loan.

Exhibit 10(c)                                                            Page 6

         "Exchange Securities" means the senior subordinated notes, in substantially the form set forth in the Exchange Indenture, to be issued under the Exchange Indenture pursuant to Section 2.04(b)(iii) in connection with the consummation of the Exchange.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on the previous trading day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the Federal Funds Rate for the last day of which such rate was announced.

         "Fixed Charge Coverage Ratio" means, on any date of determination, the ratio of (i) the sum of (a) Consolidated EBIT for the most recent four fiscal quarters ending on or prior to such date of determination plus (b) Consolidated Rentals plus (c) Consolidated Maturing Rentals to (ii) Fixed Charges for the most recent four fiscal quarters ending on or prior to such date.

         "Fixed Charges" means, with respect to any Person for any period of determination, the sum of (a) Consolidated Interest Expense of such Person for the most recent four full consecutive fiscal quarters immediately preceding the date of plus (b) Consolidated Rentals of such Person during such period plus (c) Consolidated Maturing Rentals of such Person during such period.

         "GAAP" has the meaning specified in Section 1.03.

         "Guarantors" means the Parent and the Subsidiary Guarantors.

         "Guaranties" means the Parent Guaranty and the Subsidiary Guaranty.

         "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Indemnified Party" has the meaning specified in Section 9.06(a).

Exhibit 10(c)                                                            Page 7

         "Interest Expense" has the meaning specified in clause (a)(ii) of the definition of Consolidated EBIT.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.08.

         "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" below its name on the signature pages hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

         "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

         "Loan" means the loans made by the Lenders pursuant to Section 2.01.

         "Loan Documents" means this Agreement, the Short Term Notes, the Exchange Loan Notes and the Guaranties.

         "Loan Parties" means the Company, the Borrower, Parent and each Guarantor.

         "Material Adverse Effect" means any change or changes, or prospective change or changes, or effect or effects, or prospective effect or effects, that have occurred or are threatened, and that could be reasonably likely, or any other set of circumstances or events that could be reasonably likely, to be materially adverse to (a) the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, or (b) the ability of the Loan Parties and their respective Subsidiaries taken as a whole to perform its obligations under, or the legality, validity, binding nature or enforceability against such Loan Party of, any Loan Document, Exchange Document or Material Contract to which it is a party or pursuant to which it has any obligation.

         "Material Contracts" means the Seller Note, the Stock Purchase Agreement and the Bank Credit Agreement and the documents delivered in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted hereunder.

Exhibit 10(c)                                                            Page 8

         "Material Subsidiary" means C S Ross Company, an Ohio corporation, CSIC Venture, Inc., a Delaware corporation, K.B. Consolidated, Inc., an Ohio corporation, the Company and any Subsidiary of the Borrower having at least 10% of the total Consolidated assets of the Parent and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Parent) or at least 10% of the total Consolidated revenues of the Parent and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Parent, provided, however, that CWKSB, Inc. and Kay-Bee Toy and Hobby, Inc. shall not be considered Material Subsidiaries.

         "Maturity Date" means, with respect to any Short Term Note, May 3, 1997, and, with respect to any Exchange Loan Note, May 3, 1999.

         "MLPF&S" means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Income" means, with respect to any Person for any fiscal period, the net income (or net loss) of such Person for such period as determined on a Consolidated basis and in accordance with GAAP, adjusted, to the extent included in calculating such net income (or net loss), by excluding (a) all extraordinary gains or losses (less all fees and expenses relating thereto), (b) the portion of net income (or net loss) of such Person allocable to minority interests in unconsolidated entities to the extent that cash dividends or distributions have not actually been received by such Person, (c) net income (or net loss) of any entity combined with such Person in a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (e) any gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, and (f) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders.

Exhibit 10(c)                                                            Page 9

         "Net Proceeds" means, with respect to any sale, lease, transfer or other disposition of assets (including, without limitation, the sale of any debt or equity securities) by any Person, the cash proceeds (including, without limitation, all cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) received by such Person or any Subsidiary thereof, minus the sum of
(a) commercially reasonable and customary brokerage commissions, finder's fees and similar commissions and fees, and other commercially reasonable and customary fees and expenses, in each case that are paid to Persons that are not Affiliates of such Person or its Subsidiaries (including commercially reasonable and customary fees and expenses of counsel and investment bankers), related to such sale or other disposition and (b) the amount of all taxes payable as a direct result of such sale, lease, transfer or other disposition of assets and solely in connection therewith.

         "Note" means a Short Term Note or an Exchange Loan Note.

         "Notice of Loan" has the meaning specified in Section 2.02(a).

         "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document.

         "Offering" has the meaning specified in the Parent Guaranty.

         "Official Body" means any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Open Year" has the meaning specified in Section 4.01(u).

         "Other Taxes" has the meaning specified in Section 2.10(b).

         "Parent" means Consolidated Stores Corporation, a Delaware corporation.

         "Parent Guaranty" has the meaning set forth in Section 3.01(a)(viii).

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

Exhibit 10(c)                                                            Page 10

         "Permitted Debt" means (a) Debt of the Borrower and its Subsidiaries under the agreements and instruments listed on Schedule 5.02(a) (including any extensions or renewals thereof, provided there is no increase in the amount thereof on imposition of additional material obligations unless otherwise specified in Schedule 5.02(a)) up to a maximum amount equal to the maximum amount of principal permitted to be borrowed under the terms of such agreements and instruments from the other parties thereto as in effect on the date hereof;
(b) the indorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business; (c) Debt of any Loan Party owing to any other Loan Party (provided that this clause (c) shall not apply to Debt of the Borrower); (d) Debt of the Borrower under the Bank Credit Agreement in an aggregate principal amount not to exceed $700,000,000 at any time outstanding together with all interest, fees and premiums owing pursuant thereto and Debt of the Loan Parties under the Guaranty referred to therein; (e) Debt of the Borrower in respect of the Seller Note in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; (f) Capitalized and operating leases to the extent not prohibited by Section 5.02(q); (g) in the case of Capitalized Leases to which any Subsidiary of the Borrower is a party, Debt of the Borrower of the type described in clause (e) of the definition of "Debt" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases; (h) Debt in connection with interest rate agreements referred to in
Section 7.1.11 of the Bank Credit Agreement as in effect on the date hereof and
(i) in the case of the Borrower and its Subsidiaries, any additional Debt not to exceed $25,000,000 in the aggregate at any time outstanding.

         "Permitted Investments" means (a) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in 12 months or less from the date of acquisition; (b) commercial paper maturing in 180 days or less rated not lower than A-1 by Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc., or P-1 by Moody's Investors Service, Inc., on the date of acquisition thereof; and (c) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Corporation on the date of acquisition.

         "Permitted Liens" means (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable; (b) pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs; (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or in default;
(d) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance


Exhibit 10(c) Page 11 or other similar bonds required in the ordinary course of business; (e) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use; (f) Liens and security interests in favor of the administrative agent under the Bank Credit Agreement for the benefit of the Banks parties thereto; (g) Liens on property leased by any Loan Party or Subsidiary of a Loan party or other interest or title of the lessor under capital and operating leases not otherwise prohibited by Section
7.2.15 of the Bank Credit Agreement of such Loan Party or Subsidiary to the lessor under such leases; (h) any Lien existing on the date of this Agreement and described on 5.02(b), provided that the principal amount secured thereby is not hereafter increased (although it may be refinanced), and no additional assets become subject to such Lien; (i) Purchase Money Security Interests to the extent that (X) such Purchase Money Security Interests attach to inventory purchased in the ordinary course of business pursuant to customary payment terms and are not perfected by the filing of financing statements or other public filings or (Y) the aggregate amount of loans and deferred payments secured by Purchase Money Security Interests not described in the foregoing clause (X) do not exceed at any one time outstanding $10,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on 5.02(b). (j) Liens relating to the licensing by Borrower, the other Loan Parties or their Subsidiaries of intellectual property; (k) Liens relating to a sublease entered into by a Loan Party or its Subsidiary; and (l) the following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as Levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty days of entry or (C) payments covered in full (subject to customary deductibles) by an insurance company of reputable standing if such insurance company has acknowledged that the applicable policy applies to the following and is not reserving any right to contest applicability, and in any case they do not in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents: (i) claims or Liens for taxes, assessments or charges by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; (ii) claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; and (iii) claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; and (m) additional Liens securing Indebtedness not to exceed $10,000,000.

         "Person" means an individual, corporation, partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization, joint venture,


Exhibit 10(c) Page 12 limited liability company or other entity, or a government or any agency or political subdivision thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Property" means all real property, both owned and leased, of any Loan Party or any Subsidiary of any Loan Party.

         "Pro Rata Share" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Commitment at such time and the denominator of which is the aggregate amount of the Lenders' Commitments at such time.

         "Purchase Money Security Interest" shall mean Liens upon real or personal property securing loans to any Loan party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such property.

         "Refinancing" means the Offering or a Refinancing, each as defined in the Parent Guaranty.

         "Register" has the meaning specified in Section 9.08(c).

         "Registration Rights Agreement" means the Registration Rights Agreement, to be executed and delivered by the Borrower in connection with the Exchange, in form and substance satisfactory to the Required Lenders and the Borrower.

         "Required Lenders" means at any time Lenders owed at least 51% of the then aggregate unpaid principal amount of the Loan, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller Note" means the subordinated term note or notes of the Borrower payable to the order of Melville Corporation and transferees in the principal amount of $100,000,000 issued pursuant to the Indenture dated May 5, 1996 among the Borrower and The Bank of New York, as Trustee, as amended, supplemented or otherwise modified from time to time in accordance with its terms, to the extent permitted under the Loan Documents.

         "Senior Indebtedness" means (i) all Obligations of the Borrower now or hereafter existing under the Bank Credit Agreement and the other Loan Documents referred to therein (whether created directly or acquired by assignment or otherwise) consisting of principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 8.02(a), whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or


Exhibit 10(c) Page 13 is an allowed claim in such proceeding) or fees and (ii) the obligations of the Borrower in a principal amount not to exceed $35,000,000 plus accrued interest and make-whole fees and expenses under the Note Purchase Agreement dated as of August 1, 1987 among the Borrower, the Parent and the Purchasers named therein.

         "Short Term Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from such Lender's Pro Rata Share of the Loan.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of March 25, 1996, between the Parent and Melville Corporation, pursuant to which the Borrower has agreed to acquire all of the capital stock of the Company.

         "Subordinated Debt" means all Obligations of the Borrower now or hereafter existing under the Loan Documents (whether created directly or acquired by assignment or otherwise) consisting of principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 8.02(a), whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy Code or is an allowed claim in such proceeding) or fees, including, without limitation, the fees referred to in Section 2.02(b) or 2.07(c).

         "Subsidiary" of any Person at any time shall mean (i) any corporation, joint venture, limited liability company, trust, estate or other entity of which 50% or more (by number of shares or number of votes) of the outstanding Voting Stock is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person and/or one or more of such Person's Subsidiaries.

         "Subsidiary Guarantors" means the Subsidiaries of the Borrower listed on Schedule 4.01(j) hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(l).

         "Subsidiary Guaranty" has the meaning specified in Section 3.01(a)(ix).

         "Taxes" has the meaning specified in Section 2.10(a).

Exhibit 10(c)                                                            Page 14

         "Termination Date" means the earlier of August 2, 1996 and the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.

         "Total Liabilities" of any Person means all obligations which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person, including, without limitation, all Debt of such Person.

         "United States" and "U.S." each means United States of America.

         "Voting Stock" means capital stock issued by, or equivalent interests in, any Person, the holders of which are ordinarily, in the absence of any contingency, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.


Exhibit 10(c)                                                            Page 15

         Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

         Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOAN

         Section 2.01. The Loan. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make to the Borrower on any Business Day on or before the Termination Date, a single loan, in an amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.08(c), as such amount may be reduced pursuant to Section
2.06 (such Lender's "Commitment"). Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

         Section 2.02. Making the Loan. (a) The Loan shall be made upon notice from the Borrower to the Agent (which shall give prompt notice thereof to the Lenders), which notice shall be received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Loan. Such notice (the "Notice of Loan") shall be irrevocable and binding on the Borrower, and shall be given in writing, in substantially the form of Exhibit B hereto, specifying therein the requested date and amount of the Loan. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting an account at National City Bank, Account No. 801871009, for the account of the Borrower in the amount of the Loan, net of any fees, expenses or other amounts owing to the Lenders or any of their respective Affiliates by the Borrower on the date of the Loan.

         (b) The Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Loan the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits net of profits, if any, earned), cost or expense incurred by reason of the liquidation or reemployment of deposit or other funds acquired by such Lender to fund the Loan. A certificate as to such amounts, submitted to the Borrower promptly after the incurrence of any such loss, cost



Exhibit 10(c) Page 16 or expense by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (c) Unless the Agent shall have received notice from a Lender prior to the date of the Loan that such Lender will not make available to the Agent such Lender's ratable portion of the Loan, the Agent may assume that such Lender has made such portion available to the Agent on the date of the Loan in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, (i) such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (B) in the case of such Lender, the Federal Funds Rate and (ii) neither the Borrower nor the Agent on behalf of the Borrower will be required to pay to such Lender its ratable portion of the funding fee referred to in Section 2.03(a). If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the Loan for purposes of this Agreement. If the Borrower shall repay to the Agent such corresponding amount, the Agent shall refund to the Borrower the portion of the funding fee referred to in Section 2.03(a) paid by the Borrower to the Agent in respect of such corresponding amount.

         (d) The failure of any Lender to make its portion of the Loan to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its portion of the Loan on the date of the Loan, but no Lender shall be responsible for the failure of any other Lender to make the portion of the Loan to be made by such other Lender on the date of the Loan.

         Section 2.03. Fees. (a) Funding Fee. The Borrower shall pay to the Agent for the ratable account of the Lenders that have made a Loan a funding fee in an amount equal to 1.5% of the Loan to be paid in cash on the date of the Loan out of the proceeds thereof, subject to the terms of Section 2.02(c).

         (b) Exchange Fee. The Borrower shall pay to the Agent for the ratable account of the Lenders an exchange fee in an amount equal to 1.00% of the Loan outstanding immediately prior to, and as a condition precedent to, the consummation of the Exchange.

         (c) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

Exhibit 10(c)                                                            Page 17

         Section 2.04. Repayment. (a) The Borrower shall repay to the Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Loan on the Maturity Date, together with all other amounts in respect of the Loan then owing to the Lenders (whether for accrued and unpaid interest, fees or other amounts).

         (b) (i) If, on the Exchange Date, the Refinancing shall not have occurred as contemplated by Section 8 of the Parent Guaranty, then, subject to the terms contained herein and the satisfaction of the conditions set forth below, each Short Term Note shall be exchanged (the "Exchange") for an Exchange Security or an Exchange Loan Note (as specified to the Agent by the Lender holding such Short Term Note), in either case in a principal amount equal to the principal amount of such Short Term Note outstanding on the Exchange Date. Any accrued and unpaid interest on the Short Term Notes shall be due and payable on the Exchange Date.

         (ii) The consummation of the Exchange shall be subject to the following conditions precedent:

         (A) No Default or Event of Default shall have occurred and be continuing;

         (B) The Exchange would not violate the terms of any order, decree or judgment entered by a court of competent jurisdiction;

         (C) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel); and

         (D) The Agent shall have received each of the documents required to be delivered pursuant to clause (iii) below.

         (iii) On the Exchange Date, the Borrower shall deliver to the Agent the following documents, each dated the Exchange Date and duly executed or authenticated, as the case may be, by each Person party thereto:

         (A) The Exchange Securities (or, at the option of each Lender, the Exchange Loan Notes) for the account of each Lender;

         (B) The Exchange Indenture;

         (C) The Registration Rights Agreement; and

         (D) A favorable opinion of counsel to the Borrower, in form and substance satisfactory to the Agent, as to such matters as any Lender through the Agent may reasonably request.

Exhibit 10(c)                                                            Page 18

         (iv) Upon the consummation of the Exchange, (A) Article V and Article VI shall be amended in full on terms mutually acceptable to the Borrower and the Required Lenders.

         Section 2.05. Interest. (a) Interest. The Borrower shall pay to the Lenders interest on the unpaid principal amount of the Loan as set forth in the Notes.

         (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay on demand (i) interest on the unpaid principal amount of the Loan at the rate per annum set forth in the Notes therefor plus 200 basis points and (ii) interest on the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal to the non-default rate of interest required to be paid on the unpaid principal amount of the Loan during such period plus 200 basis points.

         Section 2.06. Termination or Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least one Business Day's notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (b) Mandatory. (i) On the date of the Loan, after giving effect to the Loan, and from time to time thereafter upon each repayment or prepayment of any portion of the Loan, the aggregate Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Loan then outstanding.

         (ii) Upon the consummation of the Refinancing, the aggregate Commitments of the Lenders shall be automatically and permanently terminated.

         Section 2.07. Prepayments. (a) Voluntary. The Borrower may, subject to payment of the amounts provided for in Section 2.03, if applicable, and Section 2.07(c), by prior notice to the Agent given by 12:00 Noon (Cleveland time) on the day preceding a prepayment stating the proposed date of prepayment and the amount of such prepayment, and if such notice is given the Borrower shall, prepay the outstanding unpaid principal amount of the Loan in whole or in part, together with accrued interest thereon to the date of such prepayment on the principal amount prepaid; provided that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and $1,000,000 multiples in excess thereof.

         (b) Mandatory. (i) Within five Business Days after receipt of Net Proceeds from any sale of any assets other than as set forth in clauses (i) or
(ii) of Section 5.02(k), the Borrower shall prepay the Loan in an amount equal to the lesser of (A) the then


Exhibit 10(c) Page 19 outstanding principal amount of the Loan and (B) the amount of such Net
Proceeds from such sale to the extent required pursuant to Section 5.02(k)(iv) (as estimated in good faith by the Borrower) (less any amount required by the terms of the Bank Credit Agreement to be applied to prepay Debt outstanding thereunder), in either case together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees, expenses and other payments due to the Lenders under the Loan Documents.

         (ii) Upon receipt by Parent, the Borrower or any of its Subsidiaries of the Net Proceeds from (A) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Debt (other than the Seller Note and Permitted Debt or (B) the sale or issuance by Parent, the Borrower or any of its Subsidiaries of any capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock, debt or equity securities, the Borrower shall prepay the Loan in an amount equal to the lesser of (x) the then outstanding principal amount of the Loan and (y) the amount of such Net Proceeds from such incurrence, issuance or sale (less any amount required by the terms of the Bank Credit Agreement to be applied to prepay Debt outstanding thereunder), in either case, together with accrued interest to the date of such prepayment on the principal amount prepaid and all fees, expenses and other payments due to the Lenders under the Loan Documents.

         (c) Breakage Fees. Upon any prepayment of principal of the Loan under
Section 2.06(a) or 2.06(b) or acceleration of maturity of the Notes pursuant to
Section 6.01 or for any other reason, the Borrower shall pay upon demand by any Lender the amount required to compensate such Lender for any losses, costs or expenses which it may reasonably incur as a result of such payment or acceleration including, without limitation, any loss (including loss of anticipated profits net of profits, if any, earned), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain the Loan.

         Section 2.08. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due, in United States Dollars to the Agent at the Agent's Account in immediately available funds. Such payments shall be made by wire transfer to the account of MLCC at Chemical Bank, New York, New York, ABA #021-000-128 (Account #1400-21153) or such other account as MLCC may designate to the Borrower by notice. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(b), 2.07(c), 2.10 or 2.11) to the Lenders for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.08(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments


Exhibit 10(c) Page 20 hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) All computations of interest and fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate or fee hereunder and under the Notes shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each case be included in the computation of payment of interest or any fee, as the case may be; provided, however, that if such extension would cause the payment of interest on or principal of the Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) To the fullest extent permitted by law, the Borrower shall make all payments hereunder and under the Notes regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any governmental authority or regulatory body and which may adversely affect the Borrower's obligation to make, or the right of the holder of any Note to receive, such payments.

         Section 2.09. Use of Proceeds. The Borrower shall use the proceeds of the Loan solely to pay for (i) the repayment of borrowings under the Bank Credit Agreement, (ii) the consummation of the Acquisition, (iii) the payment of transaction costs incurred in connection therewith, (iv) the refinancing of certain Debt of the Borrower then outstanding and (v) the payment of fees and expenses payable under the Loan Documents.

         Section 2.10. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.08, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in


Exhibit 10(c) Page 21 respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

         (c) The Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.10) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

         (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is


Exhibit 10(c) Page 22 exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

         (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.10(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.10(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

         Section 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining its Pro Rata Share of the Loan (excluding for purposes of this Section 2.11 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.10 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of


Exhibit 10(c) Page 23 such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.12. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Note held by it (other than pursuant to
Section 2.02(b), 2.07(c), 2.10 or 2.11) in excess of its ratable share of payments on account of the Notes obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.



Exhibit 10(c)                                                            Page 24

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

         Section 3.01. Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of May 5, 1996 (the "Closing Date") provided that the following conditions precedent have been satisfied:

         (a) Documents Delivered. The Agent shall have received on or before the Closing Date the following documents, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

             (i) The Short Term Notes to the order of the Lenders, respectively.

             (ii) Certified copies of the resolutions of the Board of Directors (A) of the Borrower, Parent and each Material Subsidiary approving each Loan Document and each Material Contract to which it is or is to be a party and the transactions contemplated hereby and thereby, including, without limitation, the Acquisition and of all documents evidencing other necessary corporate action with respect to each such Loan Document, and Material Contract and each such other document and the transactions contemplated hereby and thereby and (B) of Parent approving the consummation of the Offering and the other actions specified in the Parent Guaranty in connection with the Offering.

             (iii) Certified copies of all documents and instruments, including all material authorizations, consents and approvals of, evidence of all other actions by, and notices and filings with, all governmental authorities and regulatory bodies or other Persons to whom the Borrower, Parent or any Subsidiary has contractual obligations as shall be required for the consummation of the transactions contemplated by the Loan Documents, including, without limitation, the Acquisition.

             (iv) A certificate of the Borrower, Parent and each Material Subsidiary, signed on behalf of the Borrower, Parent or such Material Subsidiary, as the case may be, by its president or a vice president and the secretary or assistant secretary (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to: (A) true and complete copies of the charter and by-laws of the Borrower, Parent or such Material Subsidiary, as the case may be, as in effect on the date the resolutions specified in clauses (ii) and
                     (iii) were adopted and the absence of any amendments to the charter or by-laws since such dates; (B) the due incorporation and good standing of each Loan Party and each of its Subsidiaries in its state of incorporation and the absence of any proceeding for the dissolution or



Exhibit 10(c)                                                            Page 25
                     liquidation Loan Party or any of its Subsidiaries; (C) the truth of the representations and warranties made by each Loan Party in the Loan Documents before and after giving effect to the Acquisition, as though made on and as of the Closing Date; (D) the absence of any event occurring and continuing that constitutes a Default or an Event of Default; (E) to the best knowledge of the Borrower, Parent or such Material Subsidiary, as the case may be, the absence of any existing or threatened event which could reasonably be anticipated to impair the ability of Parent to consummate the Offering; and (F) the satisfaction of all conditions precedent by each Loan Party, as applicable, to the effectiveness of Section 2.01.

             (v) A signed copy of a certificate of the Secretary or an Assistant Secretary or other appropriate officer of the Borrower, Parent and each Material Subsidiary, as the case may be certifying the names and true signatures of the officers of each Loan Party authorized to sign each Loan Document, each Exchange Document and each Material Contract to which it is or is to be a party, and the other documents to be delivered hereunder and thereunder.

             (vi) (A) Certificates from the chief financial officer of the Borrower, Parent and each Material Subsidiary, as the case may be, with respect to the balance sheet of the Borrower, Parent or such Material Subsidiary, as the case may be, as of March 30, 1996, and in the case of the Company, dated as of March 31, 1996, and (B) a certificate of the chief financial officer of the Borrower with respect to pro forma financial statements of the Parent and its Subsidiaries on a basis satisfactory to the Agent giving effect to the Acquisition and the other transactions contemplated by the Loan Documents.

             (vii)   Certified copies of the financial statements referred to in
                     Section 4.01(e).

             (viii) A guaranty in substantially the form of Exhibit D-1 hereto (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Parent Guaranty"), duly executed by the Parent.

             (ix) A guaranty in substantially the form of Exhibit D-2 hereto (together with each other guaranty delivered or to be delivered pursuant to Section 5.01(l), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by the Subsidiary Guarantors.

             (x) Certified copies of the Material Contracts, in form and substance satisfactory to the Initial Lenders.

             (xi) (A) A favorable opinion of Albert J. Bell, internal counsel to the Loan Parties, substantially in the form of Exhibit E-1 hereto and (B) a favorable

Exhibit 10(c)                                                            Page 26
                     opinion of Benesch, Friedlander, Coplan & Aronoff, counsel to the Loan Parties, substantially in the form of Exhibit E-2 hereto.

             (xii) A favorable opinion of Shearman & Sterling, special New York counsel to the Agent, in form and substance satisfactory to the Agent.

             (xiii) Such other approvals, opinions or documents as MLCC may reasonably request.

         (b) No Material Adverse Effect. No Material Adverse Effect shall have occurred, or be threatened, since February 3, 1996.

         (c) Material Conditions. No material adverse change shall have occurred in loan syndication, financial or capital market conditions generally from those in effect on March 25, 1996 which could reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement (including without limitation the Offering referred to in the Parent Guaranty).

         (d) No Offerings. Since February 3, 1996, none of Parent, the Borrower or any of their respective Subsidiaries shall have offered, placed or sold or have caused to be offered, placed or sold directly or indirectly by private or public offering or offerings any securities or other obligations that would, in the reasonable sole judgment of the Agent, impair the ability of MLPF&S to sell debt or equity securities as contemplated by Section 8 of the Parent Guaranty, other than the securities referred to in the registration statement filed on Form S-3 with the Securities Exchange Commission on April 16, 1996.

         (e) Due Diligence. The Initial Lenders shall have completed a due diligence investigation of each Loan Party and its Subsidiaries in scope, and with results, satisfactory to the Initial Lenders and shall have been given such access to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries and shall have received such financial, business and other information regarding each Loan Party and its Subsidiaries as it shall have reasonably requested.

         (f) No Litigation or Other Proceedings. There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries instituted, pending or threatened before any court, governmental, administrative or regulatory agency or authority or arbitrator, domestic or foreign, (i) challenging the consummation of the Acquisition or the other transactions contemplated by the Loan Documents or (ii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (A) would restrain, prohibit or impose adverse conditions on the ability of the Lenders to make the Loan, (B) could be reasonably expected to have a Material Adverse Effect, (C) would impair the ability of MLPF&S to sell debt or equity securities as contemplated by Section 8 of the


Exhibit 10(c)                                                            Page 27

                Parent Guaranty or (D) would reasonably be expected to affect the legality, validity or enforceability of this Agreement, any other Loan Document, any Exchange Document or the consummation of the transactions contemplated hereby, including, without limitation, the Acquisition and the Offering and, in each case there is a reasonable probability that such action, suit, investigation, litigation or proceeding would be successful on the merits.

         (g) Fees and Expenses. All accrued fees and expenses (including the fees and expenses of counsel to the Agent) shall have been paid.

         (h) Additional Matters. All corporate or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents or which, in the discretion of the Agent, affect the Loan or the transactions contemplated by the Loan Documents shall be in form and substance satisfactory to the Agent and its counsel.

         (i) Ownership of Capital Stock. The Borrower shall own 100% of the capital stock of each of its Subsidiaries (including, without limitation, directly or indirectly 100% of the capital stock of the Company), and the legal and capital structure of the Borrower and each of its subsidiaries (including, without limitation, the Company) shall be satisfactory to the Agent.

         (j) No Default. No event shall have occurred and be continuing or would result from the Loan, or from the application of the proceeds therefrom, that shall constitute a Default or an Event of Default.

         (k) Governmental and Third Party Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the Acquisition and the Loan shall have been obtained (without the imposition of any conditions that are not acceptable to the Agent) and shall remain in effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Agent that restrains, prevents or imposes materially adverse conditions upon the Acquisition or the other transactions contemplated by the Loan Documents or the Loan or the Loan Documents.

         (l) Stock Purchase Agreement. The Stock Purchase Agreement shall be in the form previously delivered to the Initial Lenders and shall be in full force and effect and the Acquisition shall have been consummated at or below the price and otherwise substantially as set forth in the Stock Purchase Agreement.

         Section 3.02. Conditions Precedent to the Loan. The obligation of each Lender to make its portion of the Loan shall be subject to the conditions precedent that the Closing Date shall have occurred and on the date of the Loan
(a) the following statements shall be true (and each of the giving of the Notice of Loan and the acceptance by the


Exhibit 10(c)                                                            Page 28

Borrower of the proceeds of the Loan shall constitute a representation and warranty by the Borrower that on the date of the Loan such statements are true) before and after giving effect to the Loan and to the application of the proceeds therefrom, as though made on and as of such date:

         (i) No Litigation or Other Proceedings. There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries instituted, pending or threatened before any court, governmental, administrative or regulatory agency or authority or arbitrator, domestic or foreign, seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that would reasonably be expected to affect the legality, validity or enforceability of this Agreement, any other Loan Document or any Exchange Document;

         (ii) Ownership of Capital Stock. The Borrower shall own 100% of the capital stock of each of its Subsidiaries (including, without limitation, directly or indirectly, 100% of the capital stock of each of the Company), and, except to the extent permitted hereunder or under the Bank Credit Agreement as in effect on the date hereof, the legal and capital structure of the Borrower and each of its Subsidiaries (including, without limitation, the Company) shall not have changed in any material respect from that existing on the Closing Date;

         (iii) Fees and Expenses. All accrued fees and expenses (including the fees and expenses of counsel to the Agent) shall have been paid; and

         (iv) no event has occurred and is continuing, or would result from the Loan or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default (other than any Default or Event of Default under (A) Section 6.01(c) with respect to Section 5.01(c) (unless the breach thereof would be reasonably likely to result in a Material Adverse Effect) or (g) or Section 5.02(h), (B) Section 6.01(i), (j) or (k), or (C)
                Section 6.01(d) or (f) to the extent that any such Default or Event of Default thereunder shall be in respect of an amount, individually or in the aggregate, of less than $15,000,000).

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request in order to confirm satisfaction of the conditions set forth in this Section 3.02.


Exhibit 10(c)                                                            Page 29

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties. The Borrower hereby represents and warrants as follows:

         (a) Due Incorporation, Etc. Each Loan Party and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Each Loan Party and each of its Subsidiaries listed on Schedule 4.01(j) is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdictions where the failure to so qualify or be licensed would not have a Material Adverse Effect. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by Parent.

         (b) Corporate Power, Etc. Each Loan Party has full corporate power and authority to enter into, deliver and perform its obligations under each Loan Document and each Material Contract to which it is or will be a party and to consummate each of the transactions contemplated by each such Loan Document and Material Contract and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Loan Document and each Material Contract to which it is or will be a party, and, in the case of the Parent, to authorize the Acquisition; and each Loan Document to which it is a party constitutes, and each Material Contract to which it is or will be party when delivered hereunder will constitute, the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally.

         (c) No Conflict. Neither the execution and delivery of any Loan Document or any Material Contract to which any Loan Party is or is to be a party nor the performance by such Loan Party of its obligations thereunder, nor the consummation of the transactions contemplated thereby including, without limitation, the Acquisition will, (i) conflict with the charter or by-laws of such Loan Party or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of any Loan Party or any Subsidiary of any Loan Party, as the case may be, under, (A) any applicable laws (including, without limitation, Regulation X issued by the Board of Governors of the Federal Reserve System), (B) any loan agreement, indenture or



Exhibit 10(c)                                                            Page 30
                similar instrument or agreement, or (C) any material mortgage, deed of trust or other similar debt instrument or agreement, in each case, to which such Loan Party or such Subsidiary, as the case may be, may be or become a party or by which it may be or become bound or to which any of the property or assets of such Loan Party or such Subsidiary, as the case may be, may be subject.

         (d) Approvals, Etc. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any law, constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body or any agreement in connection with the execution, delivery and carrying out of this Agreement, the other Loan Documents or the Material Contracts by any Loan Party, except as listed on
                Schedule 4.01(d), all of which shall have been obtained or made on or prior to the Closing Date.

         (e) Financial Statements. The Consolidated balance sheets of Parent and its Subsidiaries as at February 3, 1996, and the related Consolidated statements of income and cash flows of Parent and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche, LLP, independent public accountants, copies of which have been furnished to the Lenders, fairly present the Consolidated financial condition of Parent and its Subsidiaries as at such date and the Consolidated results of the operations of Parent and its Subsidiaries for the period ended on such date. The Consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1995, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG Peat Marwick, LLP, independent public accountants, copies of which have been furnished to the Lenders, fairly present the Consolidated financial condition of the Company and its Subsidiaries as at such date and the Consolidated results of the operations of the Company and its Subsidiaries for the period ended on such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as otherwise disclosed in such Financial Statements.

         (f) No Material Adverse Effect. Since February 3, 1996, there has been no, nor has there been threatened any, Material Adverse Effect (or any development involving a prospective Material Adverse Effect).

         (g) Litigation, Etc. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of any Loan Party at law or equity before any Official Body which individually or in the aggregate (A) would restrain, prohibit or impose adverse conditions on the ability of the Lenders to make the Loan, (B) could be reasonably expected to have a Material Adverse Effect, (C) would impair the ability


Exhibit 10(c)                                                            Page 31
                of MLPF&S to sell debt or equity securities as contemplated by
                Section 8 of the Parent Guaranty or (D) could purport to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the consummation of the transactions contemplated hereby, including, without limitation, the Acquisition and the Offering, and, in each case there is a reasonable probability that such action, suit, investigation, litigation or proceeding would be successful on the merits.

         (h) No Violation, Etc. No event has occurred and is continuing and no condition exists now or will exist after the execution of the Loan Documents or Material Contracts which constitutes a Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would reasonably be expected to have a Material Adverse Effect.

         (i) Debt. At the time of and immediately after giving effect to the Loan, there is no Debt of any Loan Party or any of the Subsidiaries other than Debt permitted under Section 5.02(a).

         (j) Subsidiaries. Set forth on Schedule 4.01(j) is (i) a complete and accurate list of all Subsidiaries of each Loan Party, except with respect to the Subsidiaries of the Company and (ii) with respect to the Company, a complete and accurate list, to the best knowledge of the Company, of all Subsidiaries of the Company, in each case, showing (as to each Subsidiary) (A) the jurisdiction of its incorporation, (B) the number of shares of each class of capital stock authorized, and the number outstanding, (C) the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and (D) the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock of each Subsidiary of such Loan Party has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens.

         (k) Margin Stock. Neither any Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T and X issued by the Board of Governors of the Federal Reserve System; and no part of the proceeds of the Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock.

         (l) Use of Proceeds. No proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to
                Section 12 of the Securities Exchange Act of 1934.

Exhibit 10(c)                                                            Page 32

         (m) Investment Company Act. Neither any Loan Party nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended).

         (n) Taxes. Each Loan Party has filed all tax returns required to be filed by it and its Subsidiaries and has paid all taxes, assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns, except for any such failures to file or to pay such amounts which, in the aggregate, would not have a Material Adverse Effect.

         (o) ERISA Event. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that, individually or in the aggregate, has resulted in or is reasonably likely to result in a material liability of any Loan Party or any ERISA Affiliate.

         (p) Funded Current Liability Percentage. As of the last annual actuarial valuation date, the funded current liability percentage as defined in Section 302(d)(8) of ERISA, of each Plan exceeds 90%, and there has been no material adverse change in the funding status of any such Plan since such date.

         (q) Withdrawal Liability. Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

         (r) Multiemployer Plans. Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

         (s) Expected Post-Retirement Benefits. Excepts as set forth in the financial statements referred to in this Section 4.01 and in
                Section 5.01(g), the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post-retirement benefit donations" within the meaning of Statement of Financial Accounting Standards No. 106.

         (t) Taxable Years. Set forth on Schedule 4.01(t) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party (except the Company) and its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

Exhibit 10(c)                                                            Page 33

         (u) Federal Tax Adjustments. The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years does not exceed $1,000,000. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

         (v) Other Tax Adjustments. The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party (except the Company) and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $5,000,000. No issues have been raised by such taxing authorities that, in the aggregate, could be reasonably likely to have a Material Adverse Effect.

         (w) Representations. No representation or warranty made by any Loan Party under or in connection with any Loan Document or any other document furnished to the Lenders in connection with the transactions contemplated hereby, contains any misrepresentation of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading; and there is no fact known to the Borrower which has, or could have, a Material Adverse Effect, or which, to the best knowledge of the Borrower based on facts currently known to it, could in the future have a Material Adverse Effect.

         (x) Disclosure. All information which has been made available to the Lenders by any Loan Party or any of its representatives in connection with the transactions contemplated hereby, to the best of its knowledge, was, or has been subsequently supplemented (including by the Schedules attached hereto) so as to be, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made and all financial projections that have been prepared by any Loan Party and made available to the Lenders have been prepared in good faith based upon reasonable assumptions. No fact is known to the Borrower which could reasonably be expected to have a Material Adverse Effect which has not been set forth in such information, reports, papers and data or otherwise disclosed in writing to the Initial Lenders prior to the making of the Loan.

         (y) Environmental Laws. The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, except for such Environmental Permits where the failure to obtain the same, individually or in the aggregate, could not be reasonably expected to have a Material


Exhibit 10(c)                                                            Page 34

                Adverse Effect; each Loan Party and each of its Subsidiaries are in compliance with all such Environmental Permits except for any instances of non-compliance which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect, and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their respective properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could have a Material Adverse Effect.

         (z) Hazardous Materials. Neither any Loan Party nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list; Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or, to the best of their knowledge, any adjoining property, except in any such case, any such actions that, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

         (aa) Material Contracts. Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

         (bb) Subsidiaries Other than Material Subsidiaries. The breach of any of the foregoing representations and warranties with respect to a Subsidiary of the Borrower other than a Material Subsidiary shall not be deemed to breach such representation or warranty unless such breach has a Material Adverse Effect.


Exhibit 10(c)                                                            Page 35

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Affirmative Covenants. The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder or any amount is outstanding under any of the Loan Documents:

         (a) Corporate Existence. The Borrower shall preserve and maintain, and shall cause each Material Subsidiary to preserve and maintain, in full force and effect its corporate existence, rights (charter and statutory), franchises and privileges and qualify and remain qualified, as a corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of its business and operations or the ownership of its properties, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect; provided, however, that the Borrower may consummate any merger or consolidation permitted under
                Section 5.02(f).

         (b) Compliance with Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with Environmental Laws provided, however, that it shall not be deemed to be a violation of this Section 5.01(b) if any failure to comply with such law, rule, regulation or order would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate wouldhave a material Adverse Effect.

         (c) Maintenance of Property; Insurance. The Borrower shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, all of its properties, owned or leased, that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and maintain insurance with financially sound and reputable insurers in such amounts and against such risks, as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

         (d) Keeping of Books. The Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles in effect from time to time or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Borrower and its Subsidiaries


Exhibit 10(c)                                                            Page 36

         (e) Access to Records. The Borrower shall provide, and shall cause each of its Subsidiaries to provide, the Agent and the Lenders and their respective authorized advisors and representatives reasonable access to all books, records, offices and other facilities and properties of the Borrower and its Subsidiaries upon reasonable notice, and allow the Agent or any Lender or its authorized advisors or representatives (as the case may be) to make such examinations thereof and copies of and abstracts from such books and records as the Agent or any Lender or its authorized advisors or representatives (as the case may be) may reasonably request; provided, however, that prior to the occurrence of a Default or Event of Default any such investigation shall be conducted only during regular business hours and in a manner that does not interfere unreasonably with the business or operations of the Borrower or its Subsidiaries.

         (f) Payment of Taxes, Etc. The Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might become a Lien upon its property; provided, however, that neither the Borrower nor such Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate cash reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         (g)    Reporting Requirements. The Borrower shall:

                (i) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Parent, furnish to the Agent and the Lenders, without cost to the Agent or the Lenders, (A) quarterly Consolidated balance sheets, statements of income and cash flows of the Parent and its Subsidiaries, and consolidating balance sheets, statements of income and cash flows of K.B. Consolidated, Inc., all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP and (B) a Compliance Certificate dated as of the last day of such quarter, executed by the president and the chief financial officer of the Borrower;

                (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, furnish to the Agent and the Lenders, without cost to the Agent or the Lenders, (A) a copy of the annual audit report for such fiscal year for the Parent and its Subsidiaries, including therein Consolidated balance sheets, statements of income and cash flows for such year certified by nationally recognized independent certified public


Exhibit 10(c)                                                            Page 37
                        accountants satisfactory to the Agent and (B) a Compliance Certificate dated as of the last day of such year, executed by the president and the chief financial officer of the Borrower;

                (iii) furnish to the Agent and the Lenders, without cost to the Agent or the Lenders, copies of all documents and certificates delivered to any other lender or holder of Debt promptly after delivery thereof to such other lender or holder of Debt;

                (iv) furnish to the Agent and the Lenders, without cost to the Agent or the Lenders, copies of all reports which the Borrower or any of its Subsidiaries sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                (v) promptly upon receipt thereof, copies of all notices, requests and other documents received by the Borrower or any of its Subsidiaries under or pursuant to any Material Contract or indenture, loan or credit or similar agreement and, from time to time upon request by the Agent, such information and reports regarding the Material Contracts as the Agent may reasonably request;

                (vi) (A) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of such Loan Party describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

                (vii) promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                (viii) promptly and in any event within 30 days after the receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial report for each Plan the funded current liability percentage (as defined in Section 302(d)(8) of ERISA) of which is less than 90%;

                (ix) promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of



Exhibit 10(c)                                                            Page 38

                        Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by any Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or
                        (B);

                (x) promptly after the assertion or occurrence thereof, notify the Agent and the Lenders of (A) any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, and (B) any release of any Hazardous Material into the environment, that could reasonably be expect to have a Material Adverse Effect;

                (xi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(g); and

                (xii) furnish to the Agent and the Lenders, without cost to the Agent or the Lenders, any other information with respect to the financial condition, business and property of the Borrower and its Subsidiaries, as any Lender through the Agent may from time to time reasonably request.

         (h) Notice of Defaults. The Borrower shall and shall cause each of its Subsidiaries to promptly upon any officer of any Loan Party obtaining knowledge thereof, give notice to the Agent and the Lenders (i) of any development, including, without limitation, any litigation, investigation or proceeding affecting any Loan Party or any of its Subsidiaries, which has a Material Adverse Effect, could reasonably be expected to have a Material Adverse Effect or, in the case of any litigation, investigation or other proceeding, which could, if adversely decided, reasonably be expected to have a Material Adverse Effect and (ii) of a Default or Event of Default under this Agreement, each such notice being in the form of an officers' certificate, signed by the president or any vice president and the treasurer of the Borrower, specifying the nature and period of existence of any such event and what action the Borrower has taken, is taking or proposes to take with respect thereto.

         (i) Refinancing. The Borrower will use its best efforts to assist Parent in effectuating an offering and sale of equity securities of Parent to Persons other than the Borrower or any of its Subsidiaries, reasonably acceptable in form and substance to MLPF&S, for the purpose of refinancing the principal amount of the Loan and paying interest accrued thereon and all fees, expenses, commissions and other amounts payable by the Loan Parties under the Loan Documents in an amount to be agreed upon between Parent and MLPF&S, but in no event less than an amount which will provide Net Proceeds sufficient to refinance the principal amount of the Loan and to pay accrued interest thereon and all fees, expenses,


Exhibit 10(c)                                                            Page 39
                commissions and other amounts payable by the Loan Parties under the Loan Documents.

         (j) MLPF&S as Underwriter. The Borrower shall retain MLPF&S as an underwriter or placement agent for the Borrower and any of its Subsidiaries with respect to any offering or placement of securities (other than securities consisting of traditional senior bank debt), including, without limitation, on any refinancing referred to in Section 8 of the Parent Guaranty, issued by the Borrower or any of its Subsidiaries to refinance all or part of the aggregate outstanding unpaid principal amount of the Loan, such retention to be on terms mutually acceptable to the Borrower and MLPF&S.

         (k) Performance of Material Contracts. The Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe all the terms and provisions of each Material Contract (except the Bank Credit Agreement) to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Agent and, upon request of the Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

         (l) Covenant to Guarantee Obligations. The Borrower shall and shall cause each of its Subsidiaries to at any time as any new direct or indirect Subsidiaries of the Borrower are formed or acquired, at the expense of the Borrower:

                (i) within 10 days after such request, formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent (other than the Borrower) of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent a guaranty, in substantially the form of Exhibit D-2 hereto or otherwise in form and substance satisfactory to the Agent, guaranteeing the other Loan Parties' Obligations under the Loan Documents,

                (ii) within 30 days after such formation or acquisition, deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent and the other Lenders, of counsel for the Borrower acceptable to the Agent as to the matters contained in clause (i) above, as to such guaranties being legal, valid and binding obligations of each Loan Party thereto enforceable in accordance with their terms and as to such other matters as the Agent may reasonably request,

                (iii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as


Exhibit 10(c)                                                            Page 40
                        the Agent may deem necessary or desirable in obtaining the full be nefits of such guaranties.

         Section 5.02. Negative Covenants. The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder or any amount is outstanding under any of the Loan Documents, the Borrower shall not, and shall cause its Subsidiaries not to:

         (a) Additional Debt. Create, incur, assume or suffer to exist any Debt other than Debt arising under this Agreement and the other Loan Documents and Permitted Debt.

         (b) Liens, Etc. (i) At any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens and (ii) at any time agree, directly or indirectly, with respect to any asset material to the Borrower and its Subsidiaries taken as a whole to any restriction (including without limitation on the foregoing any requirement to grant a third Person a Lien in the event that the Lenders are granted a Lien) on the granting or conveying of Liens to the Lenders.

         (c) Investments, Loans, Advances. At any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except as set forth on
                Schedule 5.02(c), other than:

                (i) trade credit extended on usual and customary terms in the ordinary course of business;

                (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                (iii)   Permitted Investments;

                (iv) loans, advances and investments in other Loan Parties and Subsidiaries of Loan Parties;

                (v) Debt permitted pursuant to Section 5.02(a) and liquidations, mergers and consolidations permitted pursuant to Section 5.02(f); and

                (vi) Investments other than that set forth hereinabove not to exceed $10,000,000.

Exhibit 10(c)                                                            Page 41

         (d) Operate Other Than in Ordinary Course. Operate its business, other than in the usual and ordinary course and other than that which is consistent with the past practice established by the Borrower or such Subsidiary, as the case may be.

         (e) Dividends, Etc. Except as provided herein, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or partnership interests, except dividends or other distributions payable to another Loan Party; provided that nothing in this Section 5.02(e) shall be deemed to prohibit cash dividends paid to the Borrower by its wholly owned Subsidiaries the proceeds of which are used to repay the Loan. The Company may declare and pay dividends on its capital stock which are payable solely in shares of its capital stock or other equity interests of the Company. The Company may make purchases and redemptions of its capital stock pursuant to existing plans provided that the aggregate of all such purchases does not exceed $10,000,000.

         (f) Merger or Consolidation. Merge into or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, except that nothing in this Section 5.02(f) shall prohibit (i) any direct or indirect wholly owned Subsidiary of the Borrower (other than a Loan Party) from merging into or consolidating with, or disposing of assets to, or acquiring assets of, any other wholly owned direct or indirect Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower (other than a Loan Party) from merging into or disposing of assets to the Borrower, (iii) any Loan Party (other than the Borrower and Parent) from merging into or consolidating with any Loan Party which is wholly owned by Parent and (iv) the Parent from acquiring the Company pursuant to the Stock Purchase Agreement or from otherwise consummating the Acquisition.

         (g) Voluntary Payment or Redemption of Debt. Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt except, in each case, the Loan and except that the Borrower may make prepayments under the Bank Credit Agreement and payments in a principal amount not to exceed $35,000,000 plus accrued interest and make-whole fees and expenses under the Note Purchase Agreement dated as of August 1, 1987 among the Borrower, the Parent and the Purchasers named therein.

         (h) Accounting Changes. Change its fiscal year to any fiscal year ending on any date which is not the end of a fiscal quarter as of the date of the making of the


Exhibit 10(c)                                                            Page 42

                Loan, or make any other significant change in accounting treatment and reporting practices except as required or permitted by GAAP; provided, however, that if any such change in the Borrower's fiscal year, or any other change after the date of the making of the Loan in GAAP, affects the substantive provisions of the financial covenants set forth in Section 5.03, the Lenders and the Borrower shall negotiate in good faith to amend or otherwise modify such covenants so that the substantive provisions of such covenants under GAAP as then in effect shall be as nearly equivalent as possible to the substantive provisions of such covenants under GAAP as of the date of the making of the Loan.

         (i) Restriction on Payments and Transfers. Other than encumbrances or restrictions that exist as of the date of this Agreement or created pursuant to the Bank Credit Agreement as in effect as of the date hereof, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the Borrower's or any of its Subsidiaries' ability to (i) pay dividends or make distributions of the Borrower or such Subsidiaries' capital stock, as the case may be, (ii) pay any debt owed to the Borrower or any of its other Subsidiaries,
                (iii) make loans or advances to the Borrower or any of its other Subsidiaries or (iv) transfer assets to, or create Liens in favor of, the Borrower or any of its Subsidiaries, as the case may be.

         (j) Amendments or Waivers. Amend, modify or change in any manner, or waive any rights of the Borrower or any of its Subsidiaries pursuant to, any agreement which, in the reasonable judgment of MLCC, could adversely affect in any material respect the refinancing contemplated by Section 8 of the Parent Guaranty or its rights and benefits under the Loan Documents and the documents delivered pursuant thereto, to which the Borrower or its Subsidiaries may be or become a party.

         (k) Sales, Etc. of Assets. Sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary of such Loan Party), except:

                (i) transactions involving the sale of inventory in the ordinary course of business.

                (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party; and

Exhibit 10(c)                                                            Page 43

                (iv) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through
                        (iii) above or clause (v) below, provided, however, that the aggregate after-tax net cash proceeds (including without limitation cash, as and when collected, pursuant to any notes or other securities received as consideration for such sale, transfer or lease) of all such sales, transfers or leases on and after the date hereof (as reasonably estimated by the Borrower) in excess of $35,000,000 shall be applied in accordance with the terms of the Bank Credit Agreement and if the Commitments thereunder have been terminated, then shall be applied as a mandatory prepayment of the Loan in accordance with the provisions of Section 2.07(b)(i);

                (v) any sale or transfer by the Parent of the capital stock or other equity interests of the Parent.

         (l) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary or any warrants, rights or options to acquire such capital stock or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any other Subsidiary or any warrants, rights or options to acquire such capital stock except (i) to the Borrower or another Subsidiary and (ii) to the extent that the Net Proceeds of such sale or disposition are used to repay the outstanding aggregate unpaid principal amount of the Loan as required under Section 2.07(b).

         (m) Transactions with Affiliates. Except as set forth on Schedule 5.02(c) enter into or carry out any transaction or agreement with any Affiliate (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person other than a Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-legnth terms and conditions (including, without limitation, employment arrangements with any executive offices of the Borrower and its Subsidiaries) which are fully disclosed to the Agent and is in accordance with all applicable laws, rules, regulations and orders.

         (n) Issuance of Capital Stock. Issue any capital stock or any warrants, rights or options to acquire any such capital stock.

         (o) Amendment, Etc. of Material Contracts. Cancel or terminate any Material Contract (other than the Bank Credit Agreement) or consent to or accept any cancellation or termination thereof, amend or otherwise modify in any material respect any Material Contract (other than the Bank Credit Agreement) or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract (other than the Bank Credit Agreement), agree in any manner to any other material amendment, modification or change of any term or


Exhibit 10(c)                                                            Page 44
                condition of any Material Contract (other than the Bank Credit Agreement) or take any other action in connection with any Material Contract (other than the Bank Credit Agreement) that would impair the value of the interest or rights of the Borrower thereunder or that would impair the interest or rights of the Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing provided, however, that nothing contained herein shall permit any amendment, modification or change of any term or condition in the Bank Credit Agreement that would limit or adversely affect any Loan Party's right or ability to repay the Loan as set forth in any Loan Agreement.

         (p) Investment Company. Be or become an investment company subject to the registration requirements under the Investment Company Act of 1940, as amended.

         (q) Capital Expenditures and Leases. Make any payments or incur any obligation on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease under GAAP if the aggregate of such payments and incurred obligations together with all other similar payments and incurred obligations made during such fiscal year would exceed the amount set forth below for such fiscal year:

                                          Maximum Consolidated
              Fiscal Year Ending          Capital Expenditures
              ------------------          --------------------
              February 1, 1997               $110,000,000

              January  31, 1998              $100,000,000
                and each fiscal year
                thereafter


Exhibit 10(c)                                                            Page 45

         Section 5.03. Financial Covenants. So long as any Lender shall have any Commitment hereunder or any amount is outstanding under any of the Loan Documents, Parent shall not:

         (a) Maintenance of Tangible Net Worth. Permit, at any time, Consolidated Tangible Net Worth to be less than the Base Tangible Net Worth.

         (b) Minimum Fixed Charge Coverage Ratio. Permit at any time the Fixed Charge Coverage Ratio of the Borrower, calculated as of the end of each fiscal quarter, to be less than 1.1 to 1.



Exhibit 10(c)                                                            Page 46

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) (i) The Borrower shall fail to pay the principal on any Note when due and payable or (ii) the Borrower shall fail to pay any interest on any Note, or any Loan Party shall fail to pay any other amount payable under any Loan Document, in each case under this clause (ii), within five days after the same becomes due and payable; or

         (b) Any representation or warranty made by any Loan Party (or any of their respective officers) under or in connection any Loan Document shall prove to have been incorrect in any material respect when made; or

         (c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 2.09, 5.01(a), (e),
                (g) and (h), 5.02 or 5.03; or (ii) any other term, covenant or agreement contained in this Agreement and any other Loan Document (excluding any term, covenant or agreement covered by Section 6.01(a)), if such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Borrower by any Lender; or

         (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on, or other amount payable in respect of, any Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt evidenced by the Notes) of such Person when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if, in the case of Debt under the Bank Credit Agreement, the effect of such event or condition is to accelerate the maturity of such Debt or otherwise cause such Debt to mature, and in the case of all other Debt, the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise cause, or permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

Exhibit 10(c)                                                            Page 47

         (e) Parent, the Borrower, any Material Subsidiary or one or more other Subsidiaries of the Borrower which individually or in the aggregate represent more than 5% of the book value of the Consolidated assets of the Borrower and its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Parent, the Borrower, any Material Subsidiary or any such other Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, with respect to such other Subsidiary, the result of such proceeding would have a Material Adverse Effect; or seeking a warrant of attachment, execution or similar process against any substantial part of the property of Parent, the Borrower, any Material Subsidiary or any such other Subsidiary property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, or for any substantial part of, its property) shall occur and, with respect to such other Subsidiary, the result of such proceeding would have a Material Adverse Effect; or any Loan Party shall take corporate action to authorize any of the actions set forth above in this subsection (e); or

         (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries, and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement or such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (h) Any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on any Loan Party thereto or such Loan Party shall so state in writing; or

         (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of


Exhibit 10(c)                                                            Page 48
                such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

         (j) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $2,000,000 per annum; or

         (k) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,000,000; or

         (l)    Any Change of Control shall occur; or

         (m) The Borrower shall cease to own, directly or indirectly, 100% of the outstanding shares of capital stock of the Company; or

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Lenders, by notice to the Borrower and the Bank Agent, declare the obligation of the Lenders to make the Loan to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower and the Bank Agent, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Lenders to make the Loan shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.



Exhibit 10(c)                                                            Page 49

                                   ARTICLE VII

                                    THE AGENT

                  Section 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  Section 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.08; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.


Exhibit 10(c)                                                            Page 50

         Section 7.03. MLCC and Affiliates. With respect to its Commitment, the portion of the Loan made by it and the Notes issued to it, MLCC shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include MLCC in its individual capacity. MLCC and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if MLCC were not the Agent and without any duty to account therefor to the Lenders.

         Section 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.


Exhibit 10(c)                                                            Page 51

         Section 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, so long as no Default or Event of Default shall have occurred and be continuing, subject to the approval of the Borrower, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                             TERMS OF SUBORDINATION

         Section 8.01. Subordinated Debt Subordinate to Senior Indebtedness. The Borrower agrees, and each Lender and holder of any Note, by its acceptance thereof, also agrees, that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness.

         Section 8.02. Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Federal or State bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Borrower or otherwise, Senior Indebtedness shall first be paid in full before the Lenders or other holders of any Subordinated Debt shall be entitled to receive any payment of all or any of the Subordinated Debt, and any payment that otherwise would be payable upon or with respect to the Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Bank Agent for the account of the Banks for application to the payment or prepayment of the Senior Indebtedness until the Senior Indebtedness shall have been paid in full.

Exhibit 10(c)                                                            Page 52

         (b) In the event that any Bank Event of Default described in Section
8.1.1 of the Bank Credit Agreement shall have occurred and be continuing, then no payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated
Debt) shall be made by or on behalf of the Borrower for or on account of any Subordinated Debt, and neither the Agent nor any Lender or other holder of any Subordinated Debt shall take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt.

         (c) In the event that any Bank Event of Default (other than a Bank Event of Default described in Section 8.1.1 of the Bank Credit Agreement) shall have occurred and be continuing and the Bank Agent gives written notice thereof to the Agent, then no payment (including any payment that may be payable by reason of any other indebtedness of the Borrower being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Borrower for or on account of any Subordinated Debt, and neither the Agent nor any Lender or other holder of any Subordinated Debt shall take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, during a period (the "Payment Blockage Period") commencing on the date of receipt of such notice and ending on the earlier of (i) the date such Bank Event of Default shall have been cured or waived in writing and (ii) the date 179 days from the date of receipt of such notice. Any number of such notices may be given by the Agent; provided, however, that during any 360-day period the aggregate number of days during which a Payment Blockage Period shall be in effect shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect.

         Section 8.03. In Furtherance of Subordination.

         (a) Each Lender or other holder of any Notes by its acceptance thereof authorizes and directs the Agent on its behalf to take such action as may be necessary or appropriate to effectuate, as between the Bank Agent and the Banks and the Lenders and other holders of Subordinated Debt, the subordination as provided in this Article VIII and appoints the Agent his attorney-in-fact for any and all such purposes.

         (b) If any proceeding referred to in Section 8.02(a) above is commenced by or against the Borrower, the Lenders and other holders of the Subordinated Debt and the Agent shall duly and promptly take such action as the Bank Agent may reasonably request (A) to collect the Subordinated Debt and to file appropriate claims or proofs of claim in respect of the Subordinated Debt and
(B) to collect and receive any and all payments which may be payable upon or with respect to the Subordinated Debt.

         (c) All payments upon or with respect to the Subordinated Debt which are received by the Agent or any Lender or other holder of any Subordinated Debt contrary to the


Exhibit 10(c) Page 53 provisions of this Article shall be received in trust for the benefit of the Banks, shall be segregated from other funds and property held by the Agent or such Lender or other holder of Subordinated Debt and shall be forthwith paid over to the Bank Agent for the account of the Banks in the same form as so received (with any necessary indorsement) to be applied to the payment or prepayment of the Senior Indebtedness in accordance with the terms of the Bank Credit Agreement.

         (d) The Bank Agent is hereby authorized to demand specific performance of the provisions of this Article, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when any Lender or other holder of Subordinated Debt or the Agent shall have failed to comply with any of the provisions of this Article applicable to it. The Lenders and other holders of the Subordinated Debt and the Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

         Section 8.04. Rights of Subrogation. No payment or distribution to the Bank Agent or the Banks pursuant to the provisions of this Article shall entitle any Lender or other holder of Subordinated Debt to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full.

         Section 8.05. Further Assurances. The Lenders and other holders of the Subordinated Debt, the Agent and the Borrower each will, at the Borrower's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Bank Agent or any Bank to exercise and enforce its rights and remedies hereunder.

         Section 8.06. Agreements in Respect of Subordinated Debt. (a) No amendment, waiver or other modification of this Agreement may adversely affect the rights or interests of the Bank Agent or any Bank hereunder.

         (b) The Agent shall promptly notify the Bank Agent of the occurrence of any Event of Default.


Exhibit 10(c)                                                            Page 54

         Section 8.07. Agreement by the Borrower. The Borrower agrees that it will not make, nor permit any of its Subsidiaries to make, any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Article.

         Section 8.08. Waiver. The Lenders and other holders of the Subordinated Debt, the Agent and the Borrower each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and this Article and any requirement that the Bank Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

         Section 8.09. No Waiver; Remedies. No failure on the part of the Bank Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01. Amendments, Etc. Except as otherwise specifically provided in Section 2.04(b)(iv), no amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.


Exhibit 10(c)                                                            Page 55

         Section 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, at its address at 300 Phillipi Road, P.O. Box 28512, Columbus, Ohio 43228-0512, Attention: James A. McGrady, Telecopier No. (614) 464-6666; with a copy to Benesch, Friedlander, Coplan & Aronoff P.L.L., 2300 B.P. America Building, 200 Public Square, Cleveland, Ohio 44114-2378, Attention: Michael Wager, Telecopier No. (216) 363-4588; if to the Agent, at its address at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, Attention: Christopher Birosak, with a copy to William R. Giusti, Esq., Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 and a copy to MLPF&S at its address at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, Attention: Christopher Birosak; if to any Initial Lender, at its Lending Office specified below its name on the signature pages hereto; if to any other Lender, at its Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid, except that notices to the Agent or any Lender pursuant to the provisions of Article II shall not be effective until received by the Agent or such Lender, as the case may be.

         Section 9.03. No Waiver; Remedies. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.04. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered under the Loan Documents (including, without limitation, (i) all due diligence, syndication (including printing, distribution and bank meetings); transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (ii) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the protection or preservation of rights and interests, under the Loan Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances which may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto). The Borrower further agrees to pay on demand all costs and expenses, if any


Exhibit 10(c)                                                            Page 56

(including, without limitation, reasonable counsel fees and expenses), of the Agent and the Lenders in connection with the enforcement (whether through negotiations or in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise) of Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, reasonable counsel fees and expenses in connection, with the enforcement of rights under this Section 9.04.

         Section 9.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Initial Lenders and the Agent and thereafter shall be binding upon and inure to the benefit of the Borrower, the Borrower, each Lender and the Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign or otherwise transfer all or any part of its rights or obligations hereunder or any interest herein without the prior written consent of the Lenders.

         Section 9.06. Indemnity. (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") from and against any and all losses, claims, damages, expenses and liabilities (including counsel fees and expenses), joint or several, to which such Indemnified Party may become subject under any applicable federal or state law and related to or arising out of (i) any transaction contemplated by the Loan Documents or the execution, delivery and performance of the Loan Documents or any other document in any way relating to the Loan and the other transactions contemplated by the Loan Documents, or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries. In the case of a claim, action or proceeding to which the indemnity in this Section 9.06(a) otherwise applies, the indemnity shall be effective whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Borrower or any of its Subsidiaries. The Borrower will not be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith or gross negligence. The Borrower also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Borrower or any of its Subsidiaries, or any security holders or creditors thereof related to or arising out of the execution, delivery and performance of any Loan Document or any other document in any way relating to any of the Loans or the other transactions contemplated by the Loan Documents except to the extent that any loss, claim, damage or liability is found in a final, non-appealable judgment by a court to have resulted from such Indemnified Party's bad faith or gross negligence.

         (b) If the indemnification of an Indemnified Party provided for in
Section 9.06(a) is for any reason held unenforceable, the Borrower agrees to contribute to the losses, claims,


Exhibit 10(c) Page 57 damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Borrower and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, of the transactions contemplated by the Loan Documents, including, without limitation, the Loans and the other transactions contemplated by any other document in any way relating to any of the Loans (whether or not any of such transaction is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Borrower and its Subsidiaries, on the one hand, and such Indemnified Party, on the other hand, as well as any other relevant equitable considerations. The Borrower agrees that for the purposes of this paragraph the relative benefits to the Borrower and its Subsidiaries and the Indemnified Parties of the transactions contemplated by this Agreement, including, without limitation, the Loan, and the other transactions contemplated by any other document in any way relating to the Loan, shall be deemed to be in the same proportion that the proceeds of the Loan paid or to be paid to the Borrower bears to the interest and fees paid or to be paid to such Indemnified Party in connection with the Loans; provided, however, that, to the extent permitted by applicable law, in no event shall any Indemnified Party be required to contribute an aggregate amount in excess of the aggregate interest and fees actually paid to such Indemnified Party in connection with the Loan.

         (c) The Borrower agrees that, without the Lenders' prior written consent, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this
Section 9.06 (whether or not MLCC or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes any unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         (d) In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Borrower or any of its Subsidiaries or any Affiliate thereof in which such Indemnified Party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

         (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 9.06 shall survive the payment in full of all amounts payable hereunder and under the Notes.

         Section 9.07. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is


Exhibit 10(c) Page 58 hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

         Section 9.08. Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) each such assignment shall be to an Eligible Assignee, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Agent intends to consult with PNC Bank, Ohio, National Association, as agent under the Bank Credit Agreement with respect to the syndication of the Loan and to reach mutual agreement with such agent with respect to such syndication to any commercial banks.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes


Exhibit 10(c) Page 59 no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (c) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the portion of the Loan owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

Exhibit 10(c)                                                            Page 60

         (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Note held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Documents, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.08, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

         (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.


Exhibit 10(c)                                                            Page 61

         Section 9.09. Governing Law. This Agreement and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 9.11. Consent to Jurisdiction. (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York, New York County, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Borrower, at its address specified in Section 9.02 or by any other method permitted by law. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

         (b) Nothing in this Section 9.11 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or their property in the courts of other jurisdictions.

         SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LENDERS AND THE AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE LOAN DOCUMENTS, THE LOAN OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


Exhibit 10(c)                                                            Page 62

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               CONSOLIDATED STORES CORPORATION,
                                         as Borrower

                                        By
                                             Name:
                                             Title:

                                        MERRILL LYNCH CAPITAL CORPORATION
                                             as Agent

                                        By
                                             Name:
                                             Title:

                               INITIAL LENDERS

Commitment

$100,000,000                   MERRILL LYNCH CAPITAL CORPORATION

                                        By
                                             Name:
                                             Title:

$100,000,000      Total of the Commitments
============

Exhibit 10(c)                                                            Page 63